UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 15, 2021
Date of Report (date of earliest event reported)

Ekso Bionics Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-37854		99-0367049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1414 Harbour Way South, Suite 1201	Richmond	California	94804
(Address of Principal Executive Offices)			(Zip Code)
(510) 984-1761
Registrant's telephone number, including area code

Not Applicable
________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EKSO	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On July 15, 2021, Ekso Bionics Holdings, Inc. (the “Company”) was notified that OUM & Co. LLP (“OUM”), an independent registered public accounting firm, combined its practice with WithumSmith+Brown, P.C., and that the combined name of the practice would be WithumSmith+Brown, P.C. (“Withum”). As a result of this transaction, on July 15, 2021, OUM resigned as the auditors of the Company, and with approval of the Audit Committee of the Company’s Board of Directors, Withum was engaged as the Company’s independent registered public accounting firm.

Prior to engaging Withum, the Company did not consult with Withum regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Withum on the Company’s financial statements, and Withum did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The audit report of OUM on the consolidated financial statements of the Company for the fiscal year ended December 31, 2020, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of OUM on the consolidated financial statements of the Company for the fiscal year ended December 31, 2019, contained an emphasis paragraph that raised substantial doubt about the Company’s ability to continue as a going concern, but otherwise did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2020 and December 31, 2019, and during the interim period from the end of the most recently completed fiscal year through July 15, 2021, the date of resignation, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with OUM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of OUM would have caused it to make reference to such disagreement in its reports.

The Company provided OUM with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that OUM furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated July 21, 2021, is filed as Exhibit 16.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
16.1	Letter from OUM & Co. LLP to the Securities and Exchange Commission.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.
By:    /s/ John F. Glenn
Name:    John F. Glenn
Title:    Chief Financial Officer

Dated: July 21, 2021